UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2012

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    Effective May 30, 2012, the Board of Directors (the “Board”) of Belden Inc. (the “Company”) amended Section 2 of Article III of the Company’s Third Amended and Restated Bylaws to provide for a board of nine members. The revised language of Article III, Section 2 is included in Exhibit 3.1 hereof.

Item 5.05.        Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of

                           Ethics.

(a)    Effective May 30, 2012, the Company’s Board approved the adoption of a new code of ethics for the Company, known as the Belden Code of Business Conduct and Ethics (the “Code”). A copy of the Code is included in Exhibit 14.1 hereof.

Item 5.07.        Submission of Matters to a Vote of Security Holders.

On May 30, 2012, the Company held its regular Annual Meeting of Stockholders. The stockholders considered three proposals. The results of the voting were as follows:

Proposal 1: Election of Nine Directors for a One-Year Term.

	Shares Voted For	Shares Withheld
David Aldrich	41,474,285	1,611,305
Lance C. Balk	40,772,338	2,313,252
Judy L. Brown	41,495,199	1,590,391
Bryan C. Cressey	40,770,101	2,315,489
Glenn Kalnasy	40,780,012	2,305,578
George Minnich	41,474,136	1,611,454
John M. Monter	41,470,601	1,614,989
John S. Stroup	41,037,269	2,048,321
Dean Yoost	41,462,803	1,622,787

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

For	Against	Abstain
42,951,820	901,610	501,335

Proposal 3: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
42,024,210	434,653	626,727	1,269,175

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Third Amended and Restated Bylaws of Belden Inc.

14.1	Belden Code of Business Conduct and Ethics, as adopted May 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 31, 2012	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and
General Counsel